EXHIBIT 99.1

FOR RELEASE AUGUST 26, 2009 6:00am ET

SOURCE: Uni-Pixel, Inc.

UniPixel to Present at

 Rodman & Renshaw Annual Global Investment Conference — Growth Track

Company Announces Schedule of Upcoming Investor Conferences

The Woodlands, TX (August 26, 2009) — Uni-Pixel, Inc. (OTCBB: UNXL), the developer of a color display technology called Time Multiplexed Optical Shutter (“TMOS”) and thin-film materials branded under the name Opcuity™ that incorporate advanced microstructure technology, today announced that the company’s president and CEO Reed Killion, will present to investors at the 2009 Rodman & Renshaw Annual Global Investment Conference in the Growth Track to be held September 9-11 at the New York Palace Hotel in New York City.

UniPixel Presentation and Webcast at the Rodman & Renshaw Conference:

Date:                       Friday September 11th, 2009

Time:                      2:50 p.m. Eastern Time

A live audio webcast will be available to investors and the public from the following website:

http://wsw.com/webcast/rrshq15/unxl.ob/. This presentation will be archived on this site for 90 days.

Mr. Killion’s presentation will focus on:

•                  The advantages of TMOS display technology and the utilization of existing LCD panel manufacturing infrastructure to produce and commercialize TMOS displays.

•                  Update on the license and distribution agreement which UniPixel entered into with Targus.

•                  The multiple sources of revenue and products the TMOS development effort has produced with the Opcuity™ Performance Engineered Film platform that has been developed in the pursuit of TMOS, including its first commercial product and revenue producer for UniPixel—Opcuity™ FPR (Fingerprint-Resistant) Film.

Killion noted, “By bringing our fingerprint-resistant film to market, UniPixel transitions from a development stage company to a commercial manufacturing business. We are currently preparing volume production of Opcuity film and expect to ship products in the fourth quarter.”  The company forecasts revenue in 2009, and cash-flow positive by the second half of 2010.

UniPixel Schedule of Upcoming Investor Conferences and Events

UniPixel also announced the schedule for upcoming investor conferences and events.  For further information on each conference or to secure a 1:1 investor meeting during any event, please contact Laura Guerrant-Oiye at (808) 882-1467 or via email lguerrant@guerrantir.com.

•                  September 29, 2009:  The Wall Street Analyst Forum’s 20th Annual Institutional Investor Conference, being held at The University Club in New York City.  The Company is scheduled to present Tuesday, September 29th, 2009 at 9:10 a.m. Eastern Time.

•                  October 2009:  Equities Magazine Fourth Annual Transatlantic Conference, being held at the NASDAQ MarketSite in New York City.  Date to be announced.

•                  December 3, 2009:  The Second Annual LD MICRO Conference, being held at the Luxe Sunset in Los Angeles, CA.

•                  December 17, 2009:  Equities Magazine California Conference, being held in Newport Beach, CA.

•                  January 7-10, 2010: CES 2010, being held in Las Vegas, NV.

•                  January 11, 2010: First Annual New York MicroCap Conference (sponsored by the New York Investors Council; Sidoti & Company, LLC; and CSCA Capital Advisors, LLC).  The conference is being held at The Grand Hyatt Hotel in New York City.

For additional information contact:

Uni-Pixel, Inc. Investor Relations:

Laura Guerrant-Oiye

Guerrant Associates

Phone:  808-882-1467

E-mail: lguerrant@guerrantir.com

Uni-Pixel, Inc. Public Relations:

Stacey Voorhees-Harmon

Public Relations Consultant

Phone: 925-336-9592

E-mail: stacey@savvypublicrelations.net

About Uni-Pixel, Inc.

Uni-Pixel, Inc. has developed, patented, and is working to commercialize a new color display technology it calls Time Multiplexed Optical Shutter (“TMOS”), which can be used for a wide variety of applications, ranging from cell phones and industrial displays to televisions and large digital signage systems. In support of its TMOS development, UniPixel has created a family of thin film products it calls Opcuity™ that have broad applications. UniPixel’s TMOS technology offers significant advantages over existing display alternatives including lower cost to produce, superior brightness, improved picture quality, lower power consumption and a broad range of design flexibility. UniPixel licenses its TMOS technology to manufacturing partners and intends to supply its Opcuity™ thin films to those manufacturers. UniPixel produces Opcuity™ FPR which serves as a high performance protective cover film for touch screen displays. The Company’s corporate headquarters are located in The Woodlands, TX. For further information please see http://www.unipixel.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: All statements in this news release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A “Risk Factors” in the Company’s Annual Report on Form 10 for the year ended December 31, 2008. We operate in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company’s Annual Report on Form 10 for the year ended December 31, 2008, as well as other public filings with the SEC since such date.